UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2018

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	765-463-7175

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, Endocyte, Inc. (the “Company”) announced certain planned changes to its Board of Directors (the “Board”).  As part of a succession planning review over the last several months by the Board’s Nominating and Corporate Governance Committee (the “Committee”) of the Board’s composition and tenure, including discussions with Board members about their individual plans, three of the Company’s current directors, Keith E. Brauer, Ann F. Hanham and Peter D. Meldrum, each of whom are members of Class II of the Board and whose current term as a director expires at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), informed the Committee on March 12, 2018 that they would not be standing for re-election at the 2018 Annual Meeting.

Patrick Machado, a current director who was recently elected as a director of the Company (as reported in a Current Report on Form 8-K filed by the Company on March 2, 2018), is also a member of Class II of the Board, and therefore his current term also expires at the 2018 Annual Meeting. The Board has nominated Mr. Machado for re-election as a director at the 2018 Annual Meeting.

In addition, the Committee has recommended, and the Board has approved, the nomination of Dawn Svoronos to stand for election as a director of the Company at the 2018 Annual Meeting. Further information about Ms. Svoronos will be included in the Company’s proxy statement for the 2018 Annual Meeting.

If Mr. Machado and Ms. Svoronos are elected as directors at the 2018 Annual Meeting, Class II of the Board will consist of two members, while Class III consists of three directors and Class I consists of four directors.  In order that the classes of director be as nearly equal in size as is practicable, as provided by the Company’s Amended and Restated Certificate of Incorporation, it is intended that one of the Company’s current directors, Lesley Russell, would move from Class I to Class II, resulting in each class consisting of three members. To effect this, the Board, upon recommendation of the Committee, has nominated Dr. Russell for election as a Class II director at the 2018 Annual Meeting, and on March 12, 2018, Dr. Russell provided a conditional notice of her intention to resign from Class I of the Board effective upon the opening of the polls at the 2018 Annual Meeting on May 3, 2018, which resignation will only become effective if she is elected by the Company’s stockholders to Class II of the Board at the 2018 Annual Meeting. If Dr. Russell is not elected by the Company’s stockholders to Class II of the Board at the 2018 Annual Meeting, her conditional resignation will not take effect, and she will continue to serve as a member of the Board in Class I.

As a result of the foregoing matters, the Board, upon the recommendation of the Committee, also determined that the size of the Board will be reduced to nine members, effective at the time of the 2018 Annual Meeting.

ITEM 9.01 Financial Statements and Exhibits.

A copy of the Company’s press release related to these matters is furnished, but not filed, as Exhibit 99.1 hereto.

(d)         Exhibits

Exhibit Index

Exhibit No.	Description
99.1	Press release issued on March 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endocyte, Inc.

March 15, 2018	By:	/s/ Beth A. Taylor
Name: Beth A. Taylor
Title: Vice President of Finance and Chief Accounting Officer